Exhibit 21.1

SIGNIFICANT  SUBSIDIARIES  OF  ISLE  OF  CAPRI  CASINOS,  INC.

WHOLLY-OWNED  SUBSIDIARIES                           STATE  OF  INCORPORATION

Grand  Palais  Riverboat,  Inc.                         Louisiana
IOC  Holdings,  L.L.C.                                  Louisiana
Isle  of  Capri  Bettendorf,  L.C.                      Iowa
Louisiana  Riverboat  Gaming  Partnership               Louisiana
Riverboat  Corporation  of  Mississippi                 Mississippi
St.  Charles  Gaming  Company,  Inc.                    Louisiana


PARTIALLY  OWNED  SUBSIDIARIES

Isle  of  Capri  Black  Hawk,  L.L.C.                   Colorado